UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
INTERNATIONAL FIGHT LEAGUE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
424 West 33rd Street, Suite 650, New York, NY 10001
(Address of Principal Executive Offices)(Zip Code)
          (212) 356-4000
(Registrant’s Telephone Number
including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 23, 2007, International Fight League, Inc. received approval for an amendment and waiver to the Registration Rights Agreement, dated as of August 6, 2007, among the company and the purchasers who are parties to that agreement. The amendment and waiver result in the purchasers waiving certain damage payments that would otherwise be payable by the company. A description of the terms of the amendment and waiver is attached as an exhibit to this report.
Item 9.01 — Financial Statements and Exhibits.
See the Exhibit Index attached to this report, which is incorporated herein by reference.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.
By:	/s/ Michael C. Keefe
Name:	Michael C. Keefe
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: October 24, 2007
EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Terms of Amendment and Waiver to Registration Rights Agreement